Exhibit 3.22

ARTICLES OF INCORPORATION OF CARMEL ACQUISITION CORP.	FILED In the office of the Secretary of State of the State of California DEC - 9 1992 /s/ March Fong Eu
MARCH FONG EU, Secretary of State

ONE: The name of this corporation is Carmel Acquisition Corp.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address of this corporation’s initial agent for service of process is:

Wade Cable

19 Corporate Plaza

Newport Beach, California 92625

FOUR: This corporation is authorized to issue one class of shares of stock; the total number of said shares is one thousand (1,000).

FIVE: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SIX: This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

Dated: December 8, 1992

/s/ Kathryn E. Hodgkin
Kathryn E. Hodgkin, Incorporator

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION	FILED In the office of the Secretary of State of the State of California DEC 24 1992 /s/ March Fong Eu
MARCH FONG EU, Secretary of State

Kathryn E. Hodgkin certifies that:

1.	I am the sole incorporator of Carmel Acquisition Corp., a California corporation (the “Corporation”).

2.	I hereby adopt the following amendment of the Articles of Incorporation of the Corporation.

Article ONE is amended to read as follows:

The name of this corporation is Presley CMR, Inc.

3.	No directors were named in the original Articles of Incorporation and none have been elected.

4.	No shares have been issued.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

DATED: December 23, 1992

/s/ Kathryn E. Hodgkin
Kathryn E. Hodgkin, Incorporator

[SEAL of the “OFFICE OF THE SECRETARY OF STATE”]